Exhibit I

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES

	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
August 24, 2022	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
Corporación Andina de Fomento Torre CAF	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Avenida Luis Roche, Altamira

Caracas, Venezuela

Re:    Corporación Andina de Fomento

Ladies and Gentlemen:

We have acted as special United States tax counsel to Corporación Andina de Fomento, a multilateral financial institution established under public international law (the “Company”), in connection with its filing on the date hereof with the United States Securities and Exchange Commission (the “Commission”) of a registration statement pursuant to Schedule B (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the United States Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to US$3,000,000,000 aggregate offering amount of one or more series of the Company’s debentures, notes or guarantees (collectively, the “Securities”) to be issued under a Fiscal Agency Agreement, dated March 17, 1998, between the Company, as issuer, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank), as fiscal agent, which is filed as an exhibit to the Registration Statement.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as special tax counsel to the Company, we have, with your consent, relied upon statements as to factual matters made to us by representatives of the Company. We have not independently verified such factual matters.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the caption “United States Taxation” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

August 24, 2022

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the United States Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the United States Internal Revenue Service or the courts, and there can be no assurance that the United States Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with the transactions referenced in the first paragraph or that we otherwise relied on as described above may affect the conclusions stated herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP